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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              MASTECH CORPORATION
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               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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                              Mastech Corporation
                                1004 McKee Road
                               Oakdale, PA 15071


                                 May 20, 1998



Dear Shareholder:

       You recently received a copy of the Proxy Statement, dated April 30, 1998, of Mastech Corporation for the Annual Meeting of Shareholders to be held on June 1, 1998. The purpose of this letter is to clarify information set forth on page 12 and in Exhibit A to the Proxy Statement.

       In the second sentence of the first paragraph under Proposal 2 on page 12 of the Proxy Statement, and in the first sentence of the text of the Amendment set forth in Exhibit A of the Proxy Statement, the word "less" should be "or."

       In the event that you have already returned your Proxy Card and wish to change your vote as a result of this correction, please call the undersigned at
(412) 787-2100 and you will be provided with another Proxy Card. Proxy Cards will also be available at the Annual Meeting.

                                            Sincerely,

                                            /s/  Michael J. Zugay

                                            Michael J. Zugay, Secretary

Pittsburgh, PA
May 20, 1998